EXHIBIT 99.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, J. Christopher Nettleton and Michael D. McCambridge, are the plan administrator and principal accounting officer, respectively, of the Hudson City Savings Bank Profit Incentive Bonus Plan (the “Plan”). Hudson City Savings Bank is a wholly owned subsidiary of Hudson City Bancorp, Inc. Mr. Nettleton, in his capacity as plan administrator, functions as the principal executive officer for the Plan.

The undersigned do hereby certify that:

A)	the Annual Report on Form 11-K of the Plan for the year ended December 31, 2004 (the “Form 11-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)	the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods covered by the Form 11-K.

This statement is authorized to be attached as an exhibit to the Form 11-K so that this statement will accompany the Form 11-K at such time as the Form 11-K is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Hudson City Bancorp, Inc. and will be retained by Hudson City Bancorp, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.

Date: June 27, 2005	By:	/s/ J. Christopher Nettleton
J. Christopher Nettleton
Plan Administrator

Date: June 27, 2005	By:	/s/ Michael D. McCambridge
Michael D. McCambridge
Principal Accounting Officer of the Plan